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                                                                    Exhibit 10.9

            DIRECT REVENUE SHARING ADJUSTABLE LICENSE AGREEMENT

THIS AGREEMENT (the "Agreement") is made the 13th day of October, 1998 (the "Effective Date").

BETWEEN:

(1) BLOCKBUSTER INC. whose principal place of business is at 1201 Elm Street, Dallas, Texas 75270 (hereinafter referred to as "Blockbuster," which shall be deemed to include its assigns once assigned); and

(2) UNIVERSAL STUDIOS HOME VIDEO whose principal place of business is at 100 Universal City Plaza, Universal City, California 91608 (hereinafter referred to as "USHV," which shall be deemed to include its permitted assigns once assigned).

WHEREAS:

(A) Blockbuster and certain of its Affiliates (the terms initially capitalized in this Agreement and not otherwise defined herein shall have the respective meanings set forth in Paragraph 1 of this Agreement) own, operate and franchise retail stores which, among other things, rent, sell and market pre-recorded videocassette tapes to the general public; and

(B) USHV and certain of its Affiliates acquire, produce, license, market and sell motion pictures on pre-recorded videocassette tapes;

(C) USHV and Blockbuster are willing to enter into this Agreement under which Blockbuster licenses, and has the option to purchase at the end of the Revenue Sharing Period from USHV, the specified number of Copies of each Rental Picture set forth herein;

(D) Blockbuster is willing to report electronically on an ongoing basis during the Revenue Sharing Period information as to the rental of Copies per Rental Picture as set forth in Exhibit D, attached hereto and made a part hereof.

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*     Pages where confidential treatment has been requested are stamped
      "Confidential material omitted and separately filed with the Commission under an application for confidential treatment", and the confidential section has been marked with a star (*).

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NOW THEREFORE, based on the above premises and in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS:

      a. "Affiliate" shall mean (i) in the case of USHV, all companies which are controlled by or in which USHV has a controlling interest or which have a common direct or indirect parent; and (ii) in the case of Blockbuster, all companies which are controlled by or in which Blockbuster has a controlling interest or which have a common direct or indirect parent.

      b. "Agreement Year" shall mean a twelve (12) month period commencing on the Effective Date of this Agreement. Each year in the Term may be referred to as an "Agreement Year" or "Agreement Year One" or "Agreement Year Two."

      c. "Bad Debt" shall mean *

      d. "Blockbuster Headquarters" shall mean the corporate office of Blockbuster located at 1201 Elm Street, Dallas, Texas 75270.

      e. "Copy(ies)" shall mean English language and Spanish sub-titled VHS videocassettes of the Rental Pictures licensed by Blockbuster from USHV for Home Video Distribution. All other formats, including laserdisc, digital, divx and DVD are not included under this Agreement.

      f. "Damaged Copies" shall mean those Copies which become materially damaged by Participating Store personnel, customers, or otherwise, during the first ninety (90) calendar days of the Revenue Sharing Period.

      g. "Defective Copies" shall mean those Copies that are mechanically defective, mispackaged or contain extraneous material. Such extraneous material may include, without limitation, pornographic, obscene or scenes of an inappropriate nature placed on Copies, provided, however, that such extraneous material shall not include the actual feature motion

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picture content or trailers so long as such content is not altered in any way and is in compliance with the MPAA rating and the definition of Rental Pictures.

      h. "Distribution Center" shall mean Blockbuster's distribution center that is currently in McKinney, Texas. Blockbuster may add an additional two (2) delivery points in the United States at its option.

      i. "Dreamworks Pictures" shall mean all pictures, whether theatrical-length or otherwise, for which USHV provides fulfillment services under its Dreamworks deal agreement.

      j. "Franchise Stores" shall mean Blockbuster franchise stores designated by Blockbuster from time to time as ordering Copies through Blockbuster. If a Franchise Store elects to participate hereunder and is therefore designated by Blockbuster pursuant to this Paragraph, it shall be deemed a Participating Store.

      k. "Gross Box Office" or "GBO" shall mean the box office gross receipts earned by a Rental Picture in the United States and Canada measured from the Rental Picture's initial theatrical release in the Territory until the date licensed by Blockbuster, as reported by HOLLYWOOD REPORTER or VARIETY.

      l. "Home Video Distribution" or "Home Video Distribution Rights" shall mean the right to manufacture, record, sell and/or distribute a motion picture on videocassettes.

      m. "Month" or "Monthly" shall mean Blockbuster's accounting cycles that are based upon a four week, four week, five week rotation as set forth in Exhibit C attached hereto and made a part hereof.

      n. "Non-Theatrical Rental Pictures" shall mean each and every non-theatrical feature motion picture for which USHV owns or controls Home Video Distribution Rights in the Territory except for Dreamworks Pictures, provided such picture; (1) is at least seventy (70) minutes in length; (2) is within Blockbuster's guidelines of the MPAA rating system (i.e., Blockbuster does not make available for rental to its customers' pictures which are either not rated or which have a rating of NC17 or more restrictive); (3) is not a sports event, concert film, stage play, foreign film, (with the exception of foreign produced films in the English language), documentary, video or theatrical re-release, or library film; and (4) is initially distributed by USHV via a medium other than theatrical release (e.g., via home video, cable, pay or free television exhibition) which when released on videocassette is priced and distributed by USHV at the then current "wholesale price for rental" now estimated at Fifty-eight Dollars (US$58.00) (as opposed to a "sell-through price"), and is intended by USHV to be rented rather than sold to consumers. If USHV and a third party execute a direct

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revenue sharing agreement which contains more favorable compensation terms than the terms of this Agreement (the "New Output Agreement"), then Blockbuster shall have the option to substitute all, but not less than all, of the terms of the New Output Agreement for the terms of this Agreement during the remainder of the Term of this Agreement. Further, USHV shall exercise practices relating to the acquisition and distribution of Rental Pictures throughout the Term of this Agreement substantially similar to those in which it engages at the time of entering this Agreement, and to the extent such practices deviate, it shall be a basis for Blockbuster to refuse any Rental Picture.

      o. "Participating Store" shall mean (i) any Video Store in the United States, which at any time during the Term of this Agreement, is wholly owned and/or operated by Blockbuster or its Affiliates under the Blockbuster trademarks; (ii) if designated by Blockbuster as ordering Copies through Blockbuster, any Video Store in the United States, which at any time during the Term of this Agreement, is wholly owned and/or operated by Blockbuster or its Affiliates not under the Blockbuster trademarks; and (iii) Franchise Store. With regard to Blockbuster stores in Canada, it shall mean those stores designated by Blockbuster or an Affiliate from time to time as ordering Copies through Blockbuster. For Copy quantity allocation purposes, Kiosks and Video Vending Machines (the "Special Formats") shall not be included in the definition of "Participating Stores." Blockbuster will continue to test various Special Formats and at the time of general adoption by Blockbuster of a Special Format following completion of a test, the parties shall discuss the results of the test and mutually develop a matrix to facilitate the license of Copies for such Special Formats.

      p. "Promotional and Operational Credits" shall mean *

      q. "Rental Picture" and "Theatrical Rental Picture" shall mean each and every feature motion picture for which USHV owns or controls Home Video Distribution Rights in the Territory except for Dreamworks Pictures, provided such picture: (1) is at least seventy (70) minutes in length; (2) is within Blockbuster's guidelines of the MPAA rating system (i.e., Blockbuster does not make available for rental to its customers pictures which are either not rated or which have a rating of NC17 or more restrictive); (3) is not a sports event, concert film, stage play, foreign film (with the exception of foreign produced films in the English language), documentary, video or theatrical re-release, or library film; and (4) is distributed by USHV when initially released on videocassette, is

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priced and priced by USHV at the then current "wholesale price for rental"
now estimated at Fifty-eight Dollars (US$58.00) (as opposed to a "sell-through price"), and is intended by USHV to be rented rather than sold to consumers. If USHV and a third party execute a direct revenue sharing output agreement which contains more favorable compensation terms than the terms of this Agreement (the "New Output Agreement"), then Blockbuster shall have the option to substitute all, but not less than all, of the terms of the New
Output Agreement for the terms of this Agreement during the remainder of the Term of this Agreement. Further, USHV shall exercise practices relating to the acquisition and distribution of Rental Pictures throughout the Term of this Agreement substantially similar to those in which it engages at the time of entering this Agreement, and to the extent such practices deviate, it shall be a basis for Blockbuster to refuse any Rental Picture.

      r. "Rental Revenue" shall mean the *

      s. "Rental Transaction" shall mean that period of time that a title is rented to a customer, including any extended viewing period, as defined by Blockbuster's then current practices across all videocassettes available for rental from all videocassettes suppliers.

      t. "Revenue Sharing Period" shall mean the period commencing on the Video Street Date of the relevant Rental Picture and running for the twenty-six (26) weeks immediately following.

      u. "Video Store" shall mean a retail outlet that is at least one thousand five hundred (1,500) square feet that is primarily engaged in the rental of videocassettes to the public for home viewing entertainment purposes.

      v. "Video Street Date" shall mean, with respect to any Picture, the first date on which, in the Territory, both: (i) such Picture is authorized by USHV for Home Video Distribution, and (ii) Copies of such Picture are actually available to the general public.

2. AGREEMENT TERM:

      The term of this Agreement shall be for two (2) years (the "Term"), commencing as of the Effective Date.

3. TERRITORY:

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      The territory for purposes of this Agreement with respect to each
Rental Picture shall be the United States, its territories and possessions, if and to the extent USHV owns or controls such rights to territories and possessions of the United States (the "Territory"). Blockbuster and USHV agree to discuss the inclusion of Canada, its provinces, territories and possessions in the Territory in accordance with the terms and conditions of this Agreement or comparable terms mutually agreed upon by the parties.

4. BLOCKBUSTER COMMITMENTS:

      Beginning as of the date of this Agreement for Participating Stores, Blockbuster agrees as follows:

      a. License: The following terms shall apply to Rental Pictures:

            (1) REVENUE SHARES COPIES: For each and every * licensed pursuant to this Agreement, Blockbuster agrees to license, and USHV agrees to license to Blockbuster, * the Base Units number of Copies set forth in the Matrices attached hereto as EXHIBIT A and EXHIBIT B ( * ), and made a part hereof. For each and every * licensed by Blockbuster pursuant to this Agreement, Blockbuster agrees to license from USHV, and USHV agrees to license to Blockbuster a quantity of not less than the * Base Units number of Copies as set forth on the Matrix multiplied by * and up to, in Blockbuster's discretion, an aggregate of * the Base Units number of Copies as set forth in EXHIBIT A and EXHIBIT B. The total number of Copies licensed by Blockbuster pursuant to this subparagraph may hereinafter be referred to as the "Revenue Share Copies." Blockbuster may retain up to * of the Revenue Share Copies at its Distribution Center for replenishment, new Participating Stores and unexpected spikes in product performance (the "Excess Copies"). Blockbuster and USHV acknowledge that the * equal to or greater than * and therefore, the parties shall negotiate in good faith with respect to each * which shall be for terms * than the terms of this Agreement.

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            (2) RENTAL REVENUE: The percentage of Rental Revenue on all
      Revenue Share Copies (excluding * ) paid by Blockbuster to USHV shall be as follows, unless USHV * under Paragraph 4.c., in which event Paragraph 4.a.(2)(b) shall apply:

                  (a) If USHV * under Paragraph 4.c. below:

                        (1) * Pictures

                              (i) For each and every * with a GBO of *
                        released by USHV in the Territory, the * per Base Units Copy of each Rental Picture * of the Rental Revenue derived from the Revenue Share Copies of each Rental Picture during the applicable Revenue Share Period * during the applicable Revenue Sharing Period, unless such Copy is purchased sooner by Blockbuster according to Paragraph 4.c.

                              (ii) For each and every * , and * (as provided
                        in subparagraph * below) to be selected * by the parties, all of which shall have a GBO of * and be released by USHV in the Territory, the * per Base Units Copy of each Rental Picture * of the Rental Revenue derived from the Revenue Share Copies of the Rental Picture during the applicable Revenue Share Period * during the applicable Revenue Sharing Period, unless such Copy is purchased sooner by Blockbuster according to Paragraph 4.c.

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                              (iii) For each and every * with a GBO of *
                        released by USHV in the Territory * of the Rental Revenue derived from the Revenue Share Copies of the Rental Picture during the applicable Revenue Share Period * during the applicable Revenue Sharing Period, unless such Copy is purchased sooner by Blockbuster according to Paragraph 4.c.

                              (iv) There shall be no cross collaterization of
                        any kind under the Agreement including, without limitation, between Rental Pictures.

                        (2) * Pictures: For each and every * of the Rental Revenue derived from Revenue Share Copies of the Rental Picture during the applicable Revenue Share Period * during the Revenue Sharing Period, unless such Copy is purchased sooner by Blockbuster according to Paragraph 4.c.

                  (b) If USHV * under Paragraph 4.c. below:

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                        (1) * Pictures:

                              (i) For each and every * with a GBO of * or
                        more released by USHV in the Territory, * of the Rental Revenue derived from the Revenue Share Copies of each Rental Picture during the * of the applicable Revenue Share Period and * of the Rental Revenue derived from the Revenue Share Copies of each Rental Picture * of the applicable Revenue Share Period.

                              (ii) For each and every * and * (as provided in
                        subparagraph * below) to be selected and mutually agreed upon by the parties, all of which shall have a GBO of * and be released by USHV in the Territory, * of the Rental Revenue derived from the Revenue Share Copies of each Rental Picture during the * of the applicable Revenue Share Period and * of the Rental Revenue derived from the Revenue Share Copies of each Rental Picture during the * of the applicable Revenue Share Period.

                              (iii) For each and every * with a GBO of *
                        released by USHV in the Territory * of the Rental Revenue derived from the Revenue Share Copies of each Rental Picture during the * of the applicable Revenue Share Period and * of the Rental Revenue derived from the Revenue Share Copies of each Rental Picture during the * of the applicable Revenue Share Period.

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                              (iv) There shall be no cross collaterization of
                        any kind under the Agreement including, without limitation, between Rental Pictures.

                        (2) * Pictures: For each and every * of the Rental
                  Revenue derived from the Revenue Share Copies of each Rental Picture during the * of the applicable Revenue Share Period * of the Rental Revenue derived from the Revenue Share Copies of each Rental Picture during the * of the applicable Revenue Share Period.

            (3) Payment: Blockbuster shall pay: (i) USHV's share of the Rental Revenue on * , the * pursuant to Paragraph 4.c. hereof, and the applicable * (as defined below) within * calendar days following * , but no sooner than * calendar days * , with full payment on all * calendar days * of the Revenue Sharing Period; and (ii) USHV's share of the Rental Revenue on * and the * calendar days * expiration of the Revenue Sharing Period.

      b. Participating Franchise Stores: In accordance with the terms and conditions of this Agreement, Blockbuster may distribute Copies of the Rental Pictures received under this Agreement to its Franchise Stores. Terms for implementation of this Agreement at the franchise level and franchise payments thereunder will be controlled and administered by Blockbuster but shall not be inconsistent with the terms and conditions of this Agreement. For purposes of this Agreement if a Franchise Store elects to participate under this Agreement, such Franchise Store shall be a Participating Store.

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      c. SELL-OFF/BUY BACK: Blockbuster agrees not to sell off any Copies of a Rental Picture during the * of the Revenue Sharing Period. * to Blockbuster within the * of the applicable Revenue Share Period, may * . In such event, Blockbuster will, * , Blockbuster may, during weeks * through * sell up to * of all Copies of a Rental Picture in inventory and shall pay to USHV * for each Base Unit number of Copies in the Matrix for each Rental Picture
(the *). Blockbuster will not be obligated to * . In exercising Blockbuster's sell-off rights pursuant to Paragraph 4 hereof, Blockbuster shall not sell, lease, license or otherwise dispose of any Copies of any Rental Picture to any Affiliate, franchisee, or third party, including, without limitation, any third party liquidator. * Blockbuster may sell Copies of Rental Pictures to consumers pursuant to the terms of this Agreement through the Internet under the Blockbuster brand name so long as such sales are not to a third party for resale and do not otherwise violate the terms of the Agreement. Revenue generated from selling Copies of a Rental Picture shall not be included in Rental Revenue.

      d. Packing and Shipping: Blockbuster will be responsible for making the Copies ready for consumer rental at the Distribution Center and will pay for shipping the Copies from its Distribution Center to its Participating Stores.

      e. Damages/Defective Copies: USHV shall deliver to Blockbuster, at no cost, additional Copies of each Rental Picture in the amount of * of the Base Buy Copies as set forth on Exhibit A for Blockbuster to retain at its Distribution Center and to use solely as replacement of Defective Copies and Damaged Copies; provided, however, that if any of these Copies are placed in the Participating Stores, USHV shall receive its share of the Rental Revenue for the new Copy used

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to replace the Damaged or Defective Copy in place of its share of the Rental
Revenue for the Damaged or Defective Copy.

      f. Reporting: On a weekly basis throughout each Rental Picture's respective Revenue Sharing Period and until such time Revenue Share Copies of such Rental Picture are purchased pursuant to Paragraph 4.c., Blockbuster shall electronically (or by any other means mutually agreed to by USHV and Blockbuster) deliver to USHV reports (in a form mutually agreed to by USHV and Blockbuster) detailing the number of rental transactions per Rental Picture licensed pursuant to this Agreement and in a format set forth on Exhibit D.

      g. No First Sale: Blockbuster agrees that the license of a Copy of any Rental Picture and every Non-Theatrical Rental Picture under this Agreement shall not be deemed a "sale or other transfer of ownership" within the meaning of Section 106(3) of the Copyright Act, 17 U.S.C. Section 106(3), and shall not render Blockbuster an "owner" of the Copy of that Theatrical Rental Picture or Non-Theatrical Rental Picture within the meaning of the Section 109(a) of the Copyright Act, 17 U.S.C. Section 109(a). Blockbuster expressly agrees that as license it has no right to "sell or otherwise dispose of the possession of any Copy of any Rental Picture and every Non-Theatrical Rental Picture except as expressly provided in this Agreement.

5. USHV COMMITMENTS:

      a. Grant: USHV grants Blockbuster the right to distribute the Copies of the Rental Pictures to Participating Stores or Blockbuster owned alternative distribution channels including, without limitation, video vending machines, for the transfer of possession on a temporary or permanent basis to members of the general public for home viewing purposes.

      b . Marketing Support: In consideration for the various services and activities which Blockbuster has agreed to perform hereunder for the benefit of USHV, such as rental reporting functions, USHV agrees to credit
Blockbuster on a per Rental Picture basis (on the relevant invoice) with marketing support funds (the "Marketing Support Funds") in a minimum amount of * of the fixed revenue generated for USHV on the Base number of Copies by Theatrical Rental Pictures (i.e., * x base number of Copies for those with * or greater x * x base number of Copies for those with Gross Box Office of less than * Marketing Support Funds) or * per respective Copy. * of the Marketing Support Funds shall be utilized by Blockbuster at its discretion for title specific promotion of a particular Rental Picture and advertising the availability or association of such Rental Picture with Blockbuster (with a USHV right of consultation) while the remaining * shall be utilized by USHV at its discretion (with a Blockbuster right of consultation) for title specific promotion of particular Rental Pictures featuring Blockbuster's trademarks and logos in any such

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advertisement where applicable (the "Advertisement"). All Advertisements and marketing materials shall be submitted to the respective party at least fifteen (15) days prior to broadcast or publication for written approval. If such party fails to respond within the fifteen (15) days such submission shall be deemed approved. Both parties shall attempt to work within the allotted time period for the approval process, provided, however, that if such time period becomes unreasonable for either Blockbuster or USHV, the parties shall discuss and extend, if desired, the time period. In certain instances, based on written communication of specific shorter deadlines, all reasonable efforts will be made to meet these shorter deadlines. Each party shall promptly provide the other with written documentation that funds have been spent in accordance with the terms of this Paragraph.

      c. Shipping: USHV will deliver the Copies to the Distribution Center at least three (3) weeks prior to Video Street Date and will make a good faith effort to deliver the Copies up to four (4) weeks prior to Video Street Date per each respective Rental Picture as long as Blockbuster submits its order by the stated deadline reasonably provided by USHV, provided, however, that consistent failure by USHV to deliver the Copies within the specified time period will be considered a material breach of this Agreement.

6. AUDIT:

      a. Audit. During the Term and continuing until the date six (6) months following the date of expiration or earlier termination of this Agreement, Blockbuster agrees that USHV or USHV's authorized designee with three (3) business days advance written notice, may conduct, during normal business hours, Monday through Wednesday; (i) a total of four (4) audits per year of Blockbuster's business operation and records at the Blockbuster Headquarters; and (ii) a total of ten (10) audits per year of the business records at a Participating Store (i.e., ten (10) total audits and not ten (10) audits per Participating Store), solely pertaining to the Copies licensed by Blockbuster pursuant to this Agreement. Any additional audit request of information not provided for above including, without limitation, any audit of Bad Debt or Promotional and Operational Credits shall be performed by an independent certified public accountant on an annual basis who will only be given access to those records pertaining to USHV's Revenue Share Copies. Any audits conducted pursuant to this section shall relate to Blockbuster's compliance with the terms of this Agreement and shall not unreasonably interfere with Blockbuster's daily business operations. USHV agrees that the data and other information collected by USHV may be used by USHV only in connection with such audits and to fulfill USHV's commitments under this Agreement. Blockbuster agrees to reimburse USHV for actual costs incurred if any audit results in deviation of five percent (5%) or more between the percentage of Rental Revenue paid to USHV by Blockbuster and the percentage of Rental Revenue due to USHV by Blockbuster.

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      b. Rentrak/SuperComm: Blockbuster shall provide a daily transaction file in standard Blockbuster format for each Rental Picture to the entity designated by USHV, which shall be either Rentrak or SuperComm, to allow Rentrak or SuperComm, as the case may be, to account for revenues due to USHV pursuant to the terms of this Agreement.

7. USHV'S REPRESENTATIONS AND WARRANTIES:

      USHV represents and warrants that:

      a. It is a corporation organized and existing under the laws of the State of California with its principal place of business in the State of California.

      b. The undersigned has the full right, power and authority to sign this Agreement on behalf of USHV.

      c. The execution, delivery and performance of this Agreement does not and will not, violate any provisions of USHV's articles or certificates of incorporation and bylaws, or any contract or other agreements to which USHV is a party.

      d. There is no broker, finder or intermediary involved in connection with the negotiations and discussions incident to the execution of this Agreement, and no broker, finder, agent or intermediary who might be entitled to a fee, commissions or any other payment upon the consummation of the transactions contemplated by this Agreement.

      e. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of USHV enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or any other laws now or hereinafter in effect and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      f. Copies shall be new and unused and comparable in quality to other videocassette units being purchased by USHV in rental distribution channels.

8. BLOCKBUSTER'S REPRESENTATIONS AND WARRANTIES:

Blockbuster represents and warrants that:

      a. It is a corporation organized and existing under the laws of the State of Delaware, with its principal place of business in the State of Texas.


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      b. The undersigned has the full right, power and authority to sign this
Agreement on behalf of Blockbuster.

      c. The execution, delivery and performance of this Agreement does not and will not, violate any provisions of Blockbuster's articles or certificates of incorporation and bylaws, or any contract or other agreement to which Blockbuster is a party.

      d. There is no broker, finder or intermediary involved in connection with the negotiations and discussions incident to the execution of this Agreement, and no broker, finder, agent or intermediary who might be entitled to a fee, commissions or any other payment upon the consummation of the transactions contemplated by this Agreement.

      e. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of Blockbuster enforceable in accordance with its terms, except as enforceability may be limited to bankruptcy, insolvency, reorganization, moratorium or any other laws now or hereinafter in effect and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

9. INDEMNIFICATION:

      (i) USHV agrees to, at all times, defend, indemnify and hold Blockbuster, its parent company, their affiliates, subsidiaries, franchisees and the officers, directors, agents and employees of each, harmless from and against any and all claims, suits, damages, losses, liabilities, obligation, fines, penalties, cost and expenses (whether based on libel, slander, invasion of privacy, breach of contract, product liability, patent, trademark, license or copyright infringement or otherwise), including legal fees and expenses, of whatever kind or nature (collectively, "Loss"), arising out of or based on (a) a material breach or violation of this Agreement by USHV or any failure by USHV to perform any of the agreements, terms, covenants, conditions, representations or warranties of this Agreement to be performed by USHV; (b) the content of any Copy of a Rental Picture licensed by Blockbuster pursuant to this Agreement; or (c) any negligent acts or omissions by USHV its employees and/or agents.

      (ii) Blockbuster agrees to, at all times, defend, indemnify and hold USHV, its parent company, their affiliates, subsidiaries, franchisees and the officers, directors, agents and employees of each, harmless from and against any Loss, arising out of or based on (a) a material breach or violation of this Agreement by Blockbuster any failure by Blockbuster to perform any of the agreements, terms, covenants, conditions, representations or warranties of this Agreement to be performed by Blockbuster, or (b) negligent acts or omissions by Blockbuster, its employees and/or agents.

      (iii) The Indemnified Party shall give written notice to the Indemnifying Party and the Indemnifying Party will promptly, at the Indemnified Party's request, assume and diligently conduct the entire defense of any suit or action, or the making of any claim as to which indemnity may be sought hereunder, including settlements and appeals, at the Indemnifying Party's sole cost and expense, and the Indemnifying Party shall pay and discharge any and all settlement amounts, judgments or decrees which may be rendered.

      (iv) The Indemnifying Entity shall not, except with the consent of the Indemnified Party, consent to entry of any judgment or administrative order or enter into any settlement that (i) could affect the intellectual property rights or other business interest of the Indemnified Party; or
      (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff by the Indemnified Party of a release from all liability with respect to such claim or litigation.

      (v) In the event that the Indemnifying Party is not asked or does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim of demand, in its sole discretion without releasing any obligation or liability of the Indemnifying Party.

10. TERMINATION:

      The non-defaulting party may terminate this Agreement if a Default, as defined below, by the other party has occurred and is continuing by giving written notice to the defaulting party. The term "Default" shall mean any of the following: (a) failure by a party to comply with or perform any provision or condition of this Agreement that results in a material breach of this Agreement and, if such material breach can be cured, continuance of such failure for thirty (30) days after written notice to such party (if cure is not practicable, the thirty (30) day notice period is not required); (b) a party becomes insolvent, is unable to pay its debts as they mature or is the subject of a petition in bankruptcy, whether voluntary or involuntary, or of any other proceeding under bankruptcy, insolvency or similar laws; or makes an assignment for the benefit of creditors; or is named in, or its property is subject to a suit for appointment of a receiver, or is dissolved or liquidated; or (c) any material warranty or representation made in this Agreement is breached, false or misleading in any material respect. In the event of such termination, the non-defaulting party shall be entitled to pursue any and all remedies provided in law and recover any damages it may have suffered by reason of such Default, provided, however, that USHV expressly waives its right to seek equitable relief including, without limitation, seeking injunctive relief. Upon Default and/or termination hereunder, any Copies in Blockbuster's possession at time of termination shall continue to be licensed under the terms of this Agreement until such Copies are returned to USHV or purchased by Blockbuster.

11. REMEDIES:

      a. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and except as otherwise expressly provided for herein, each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise and no provision hereof shall be construed so as to limit any party's available remedies in the event of a breach by the other party hereto. The election of any one or more of such remedies by any of the parties hereto shall not constitute a waiver by such party of the right to pursue any other available remedies.

      b. Except as provided herein, no civil action with respect to any dispute, claim or controversy arising out of or relating to this Agreement may be commenced until:

            (i) The parties attempt in good faith to resolve through negotiation any dispute, claim or controversy arising out of or relating to this Agreement. Either party may initiate negotiations by sending written notice in letter form to the other party, setting forth the subject of the dispute and the relief requested. The recipient of such notice will respond in writing within five (5) business days with a statement of its position on and recommend a solution to the dispute. If the dispute is not resolved by this exchange of correspondence then representatives of each part with full settlement authority will meet at a mutual agreeable time and place within ten (10) business days of the date of the initial notice in order to exchange relevant information and perspectives, and to attempt to resolve the dispute. If the dispute is not resolved by these negotiations, the matter will be submitted to J.A.M.S/ENDISPUTE, or its successor, for binding arbitration; and

            (ii) If the parties are unable to resolve the dispute, claim or controversy arising out of or relating to this Agreement pursuant to the above subparagraph b., such dispute, claim or controversy shall be submitted to final and binding arbitration before J.A.M.S/ENDISPUTE, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq. Either party may commence the arbitration process called for in this Agreement by filing a written demand for arbitration with J.A.M.S/ENDISPUTE, with a copy to the other party. The arbitration will be conducted in accordance with the provisions of J.A.M.S/ENDISPUTE's Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with J.A.M.S/ENDISPUTE and with one another in selecting an arbitrator from J.A.M.S/ENDISPUTE's panel of neutrals, and in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this Paragraph may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered.

12. MISCELLANEOUS:

      12.1 FORCE MAJEURE: Neither party shall be considered in default of this Agreement or be liable for damage for any failure of performance hereunder occasioned by an act of God, force of nature, war or warlike activity, insurrection or civil commotion, labor dispute, lock out (whether or not such is under the parties' control, transportation delay, governmental regulatory action whether or not with proper authority or other cause similar or dissimilar to the foregoing and beyond its reasonable control, provided the party so affected gives prompt notice to the other. In the event of a suspension of any obligation by reason of this section which extends beyond ten (10) days, the party not affected may, at its option, elect to cancel those aspects of this Agreement which are reasonably feasible to terminate. Such cancellation shall be effective thirty (30) days after written notice of such cancellation has been given to the other party.

      12.2 NOTICE: Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given and received on the date of delivery or on the third (3rd) business day following the date of mailing of the same, or on the day of transmission by telecopier or other form of recorded communication service of the same, as the case may be to the party to be notified at the addresses set forth below:

If to Blockbuster:      Blockbuster Inc.
                        1201 Elm Street, 21st Floor
                        Dallas, Texas 75270
                        Attn: General Counsel
                        Facsimile: (214) 854-3677
                        cc: Chief Executive Officer

If to USHV:             Universal Studios Home Video
                        70 Universal City Plaza
                        Universal City, California 91608
                        Attn: Executive Vice President & Chief
                          Operating Officer
                        Facsimile: 818-866-2638

with copy to:           Universal Family and Home Entertainment Productions
                        70 Universal City Plaza
                        Universal City, California 91608
                        Attn: Executive Vice President
                        Facsimile: 818-866-0860
or such other address as may be designated by either party by written notice to the other as hereinabove provided.

      12.3 ENTIRE AGREEMENT: This Agreement, together with all Exhibits attached hereto, represents the entire agreement and understanding between the parties with respect to the subject matter of this Agreement, and supersedes any other agreement or understanding, written or oral, that the parties hereto may have had with respect thereto. No statement or inducement with respect to the subject matter by either party or by any agent or representative of either party which is not contained in this Agreement shall be valid or binding between the parties.

      12.4 RELATIONSHIP OF PARTIES: The parties are independent contractors, and nothing in this Agreement shall be deemed or construed to create, or have been intended to create a partnership, joint venture, employment or agency relationship between the parties. Each party agrees that it neither has nor will give the appearance or impression of possessing the legal authority to bind or commit any other party in any way except as provided in this Agreement.

      12.5 EFFECT OF HEADINGS: The headings and subheadings of the sections of this Agreement are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the agreements, terms, covenants and conditions of this Agreement in any manner.

      12.6 CONSTRUCTION: The Agreement has been fully reviewed and negotiated by the parties and their respective legal counsel. Accordingly, in interpreting this Agreement, no weight shall be placed upon which party or its counsel drafted the provision being interpreted.

      12.7 SEVERABILITY: If any term or provision of this Agreement shall be found to be void or contrary to law, such term or provision shall, but only to the extent necessary to bring this Agreement within the requirements of law, be deemed to be severable from the other terms and provisions of this Agreement, and the remainder of this Agreement shall be given effect as if the parties had not included the severed term herein.

      12.8 AMENDMENTS: No provision of this Agreement may be modified, waived or amended except by a written instrument duly executed by each of the parties. Any such modifications, waivers or amendments shall not require additional consideration to be effective.

      12.9 COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      12.10 IMPLIED WAIVER: Any failure on the part of either party to insist upon the performance of this Agreement or any part of this Agreement, shall not constitute a waiver of any right under this Agreement.

      12.11 ASSIGNMENT: Neither party may assign its rights or delegate its obligations under this Agreement without the other party's prior written consent, subject to the following: (i) as to USHV, USHV may assign its rights or delegate its obligations under this Agreement to an Affiliate, provided that such entity obtains or retains substantially the same access to the trade names/trademarks of USHV and the Home Video Distribution Rights to USHV "new" (i.e., yet-to-be-released) theatrical releases as USHV enjoyed immediately prior to the applicable transfer; and (ii) USHV shall have the right to assign its right to receive payments to any entity hereunder; and
(ii) as to Blockbuster, Blockbuster may assign its rights or delegate its obligations under this Agreement, to an Affiliate, provided that such assignment is coextensive with an assignment of all or substantially all the video rental business of Blockbuster.

      12.12 SURVIVAL: All representations, warranties and indemnities made herein shall survive the termination of this Agreement and shall remain in full force and effect for a period of two (2) years. All of the party's rights and privileges, to the extent they are fairly attributable to events or conditions occurring or existing on or prior to the termination of this Agreement, shall survive termination and shall be enforceable by such party and its successors and assigns.

      12.13 CONFIDENTIALITY: Except as otherwise required by applicable federal and state laws, or as may be required for the preparation of tax returns or other legally required documents or as reasonably necessary to the employees, agents, lawyers, accountants, or auditors of either party, or in any action to enforce the provisions hereof, each party shall keep the information regarding the details of this Agreement confidential and restrict dissemination to each of its own personnel and to third parties to only a "need to know" basis, using the standard of care which each uses to protect its own information from disclosure thereafter. The party disclosing confidential information to its own personnel and third parties shall require that these persons be bound by the confidentiality obligations set forth in this Agreement. In addition to the foregoing, the parties must keep all information provided by each other in accordance with this

Agreement confidential and any unauthorized disclosure shall be considered a material breach of this Agreement. Any press release issued hereunder by either party must be approved in writing by the other party prior to its release.

      12.14 GOVERNING LAW: This Agreement shall be constructed in accordance with the laws of the State of New York without regard to its rules on conflicts of law.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date and year first above written.

UNIVERSAL STUDIOS HOME VIDEO              BLOCKBUSTER INC.

Name: William P. Clark                    Name: Edward B. Stead
      --------------------------------    --------------------------------
Signature: /s/ William P. Clark           Signature: /s/ Edward B. Stead
           ---------------------------               ---------------------------
Title: Executive Vice President &         Title: EVP
         Chief Operating Officer                 -------------------------------
       -------------------------------

                                    Exhibit A

                    Blockbuster Direct Revenue Sharing Matrix

                                        *

----------
* Confidential material omitted and separately filed with the Commission under an application for confidential treatment. Two pages have been omitted from Exhibit A.

                                    Exhibit B

    Spanish Sub-titled Matrix to be negotiated and inserted at a later date.

                                    Exhibit C
                               Accounting Calendar
                                 (See Attached)

1998 Accounting Calendar

Jan. 1-        U.S. Corporate Holiday
Jan. 2-        U.S. Corporate Holiday
Jan. 11-       Video Pay Period
Jan. 16-       A/P Close Complete
Jan. 17-       GELCO Cut-Off
Jan. 25-       Last day of JDE accounting period, Video Pay Period

Feb. 8-        Video Pay Period
Feb. 13-       A/P Close Complete
Feb. 14-       GELCO Cut-Off
Feb. 22-       Last day of JDE accounting period, Video Pay Period

March 8-       Video Pay Period
March 20-      A/P Close Complete
March 21-      GELCO Cut-Off
March 22-      Video Pay Period
March 29-      Last day of JDE accounting period

April 5-       Video Pay Period
April 17-      A/P Close Complete
April 18-      GELCO Cut-Off
April 19-      Video Pay Period
April 26-      Last day of JDE accounting period

May 3-         Video Pay Period
May 15-        A/P Close Complete
May 16-        GELCO Cut-Off
May 17-        Video Pay Period
May 24-        Last day of JDE accounting period
May 25-        U.S. Corporate Holiday
May 31-        Video Pay Period

June 14-       Video Pay Period
June 19-       A/P Close Complete
June 20-       GELCO Cut-Off
June 28-       Last day of JDE accounting period, Video Pay Period

July 3-        U.S. Corporate Holiday
July 12-       Video Pay Period
July 17-       A/P Close Complete

July 18-       GELCO Cut-Off
July 26-       Last day of JDE accounting period, Video Pay Period



Aug. 9-        Video Pay Period
Aug. 15-       GELCO Cut-Off
Aug. 23-       Last day of JDE accounting period, Video Pay Period

Sept. 6 -      Video Pay Period
Sept. 7 -      U.S. Corporate Holiday
Sept. 18-      A/P Close Complete
Sept. 19-      GELCO Cut-Off
Sept. 20-      Video Pay Period
Sept. 27-      Last day of JDE accounting period


Oct. 4-        Video Pay Period
Oct. 16-       A/P Close Complete
Oct. 17-       GELCO Cut-Off
Oct. 18-       Video Pay Period
Oct. 25-       Last day of JDE accounting period


Nov. 1-        Video Pay Period
Nov. 14-       GELCO Cut-Off
Nov. 13-       A/P Close Complete
Nov. 15-       Video Pay Period
Nov. 22-       Last day of JDE accounting period
Nov. 26-       U.S. Corporate Holiday
Nov. 27-       U.S. Corporate Holiday
Nov. 29-       Video Pay Period

Dec. 13-       Video Pay Period
Dec. 18-       U.S. Corporate Holiday, A/P Close Complete
Dec. 19-       GELCO Cut-Off
Dec. 27-       Last day of JDE accounting period, Video Pay Period

1999 Accounting Calendar

Jan. 1-        U.S. Corporate Holiday
Jan. 10-       Video Pay Period
Jan. 18-       U.S. Corporate Holiday
Jan. 24-       Last day of JDE accounting period, Video Pay Period

Feb. 7-        Video Pay Period
Feb. 21-       Video Pay Period, Last day of JDE accounting period


March 7-       Video Pay Period
March 21-      Video Pay Period
March 28-      Last day of JDE accounting period

April 4-       Video Pay Period
April 18-      Video Pay Period
April 25-      Last day of JDE accounting period

May 2-         Video Pay Period
May 16-        Video Pay Period
May 23-        Last day of JDE accounting period
May 24-        U.S. Corporate Holiday
May 30-        Video Pay Period

June 13-       Video Pay Period
June 27-       Video Pay Period, Last day of JDE accounting period

July 5-        U.S. Corporate Holiday
July 11-       Video Pay Period
July 25-       Last day of JDE accounting period, Video Pay Period

Aug. 8-        Video Pay Period
Aug. 22-       Video Pay Period, Last day of JDE accounting period

Sept. 5-       Video Pay Period
Sept. 6-       U.S. Corporate Holiday
Sept. 19-      Video Pay Period
Sept. 26-      Last day of JDE accounting period

Oct. 3-        Video Pay Period
Oct. 17-       Video Pay Period
Oct. 24-       Last day of JDE accounting period
Oct. 31-       Video Pay Period

Nov. 14-       Video Pay Period
Nov. 21-       Last day of JDE accounting period
Nov. 25-       U.S. Corporate Holiday
Nov. 26-       U.S. Corporate Holiday
Nov. 28-       Video Pay Period

Dec. 12 -      Video Pay Period
Dec. 23 -      U.S. Corporate Holiday
Dec. 24 -      U.S. Corporate Holiday
Dec. 26 -      Video Pay Period, Last day of JDE accounting period

                                    Exhibit D

                            Electronic Reporting Format
                                 (See Attached)

                      BLOCKBUSTER ENTERTAINMENT - Exhibit D
              DAILY DETAIL TRANSACTION FILES BY ELECTRONIC TRANSFER

                     Revenue Sharing Standard Record Layout


HEADREC    FB (102 31926)
    START-ID          01      6 A    Constant "STADET"
    TRAN-EDATE        08     08 A    Transaction From Date
    TRAN-LDATE        17     08 A    Transaction To Date
    OUT-DATE-CC       26     02 N    File Creation Date
    OUT-DATE-YY       28     02 N
    OUT-DATE-MM       30     02 N
    OUT-DATE-DD       32     02 N

FILE TAILREC  FB (102 31926)
    END-ID            01     6 A     Constant "ENDDET"
    NO-TRANS          08     7 N     Number of Transactions
    TOT-REV           16    12 N 2   Total Revenue

FILE OUTFILE  FB (102 31926)
    OUT-TITLE         1     40       A    Title Name
    FILLER1           41     1       A
    OUT-UPC           42    13       A    UPC
    FILLER2           55     1       A
    OUT-DAYS-OUT      56     1       N    Number of Days out
    FILLER3           57     1       A
    OUT-REV           58     5       N 2  Revenue
    OUT-SIGN          63     1       A    Sign "-" for negative
    FILLER4           64     1       A
    OUT-TRAN          65     2       A    Tran Type R=Rental, P=Put, L=Late Fee
    FILLER5           67     1       A
    OUT-TRAN-DATE     68     8       A    Tran Date YYYYMMDD
    FILLER6           76     1       A
                                          Bar code is a unique code
    OUT-BAR-STORE     77    05       A    Store Number
    OUT-BAR-PART      82    06       A    Part Number
    OUT-BAR-CPYNO     88    03       A
    FILLER7           91    01       A
    OUT-CUST-NO       92    05       A    Customer Number
    FILLER8           97    01       A
    OUT-STORE-NO      98    05       A    Store Number

                                       D-1